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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                                  ACKEEOX CORP.
             (Exact name of registrant as specified in its charter)

                 Florida                                     65-1047681
         (State of incorporation                          (I.R.S. Employer
             or organization)                             Identification No.)

          2835 North Military Trail
          West Palm Beach, Florida                              33409
  (Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be So Registered                    Each Class is to be Registered
     -------------------                    ------------------------------
       Not Applicable                                 Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-54116

Securities to be registered pursuant to Section 12(g) of the Act:

               Units, consisting of one share of common stock and
                one warrant to purchase one share of common stock
                          ----------------------------
                                (Title of class)

      Shares of common stock underlying the warrants included in the units
                          ----------------------------
                                (Title of class)



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Units and Common Stock is set forth under the caption "Description of Securities" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration No. 333-54116), which shall be deemed to be incorporated herein by this reference.

ITEM 2. EXHIBITS.*

             3.1      Articles of Incorporation of Registrant

             3.2      Bylaws of Registrant

             4.1      Form of Specimen Common Stock Certificate

             4.3      Form of Specimen Warrant Certificate

             4.4      Form of Specimen Unit Certificate of Registrant

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*        Each of the Exhibits is filed as an Exhibit with the corresponding
         Exhibit number to the Registrant's Registration Statement on Form SB-2 (File No. 333-54116) and incorporated herein by reference.




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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ACKEEOX CORP.
                                        (Registrant)


Dated:   July 25, 2001                  By: /s/ Jerold H. Kritchman
                                            ------------------------------------
                                            Jerold H. Kritchman, President




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